EXHIBIT 99.1

News Release
TranSwitch Corporation Names
Richard J. Lynch to its Board of Directors

SHELTON, CT – November 8, 2010 – TranSwitch Corporation (NASDAQ: TXCC), a leading provider of semiconductor solutions for the converging IP-based voice and video network, today announced that its Board of Directors has elected Richard J. Lynch, Executive Vice President and Chief Technology Officer of Verizon Communications, Inc., to the TranSwitch Board of Directors.

As the Chief Technology Officer for Verizon, Mr. Lynch is responsible for technology direction and network planning for all the Verizon business units.  Previously, Mr. Lynch was the Executive Vice President and Chief Technical Officer for Verizon Wireless since its formation in 2000, and from 1990 to 2000 held the same position at Bell Atlantic Mobile.

"I am pleased to join the Board of Directors of a company with innovative technologies in broadband communications," stated Mr. Lynch, "TranSwitch’s technology differentiators in IP-based voice and video products position the company well as a key supplier of components for the delivery of multimedia services by wireless and wire-line operators.”

 "We are honored to have Dick as a member of our board," said Dr. M. Ali Khatibzadeh, TranSwitch’s President and CEO. "Dick has been a pioneer in the wireless communications industry, leading the deployment of Verizon’s 3G CDMA EV-DO  and 4G LTE wireless broadband services. I look forward to his vision and contributions to help shape TranSwitch’s growth strategy going forward.”

TranSwitch's Board of Directors now has eight members, of which seven are independent directors. The members of the Board are: Mr. Richard Lynch; Chairman Gerald Montry; Faraj Aalaei, Thomas Baer; Herbert Chen; M. Ali Khatibzadeh, James Pagos; and Sam Srinivasan.

About TranSwitch Corporation

TranSwitch Corporation designs, develops and markets innovative semiconductors that provide core functionality and complete solutions for voice, data and video communications network equipment. As a leading supplier to telecom, datacom, cable television and wireless markets, TranSwitch customers include the major OEMs that serve the worldwide public network, the Internet, and corporate Wide Area Networks (WANs). TranSwitch devices are inherently flexible, with many incorporating embedded programmable microcontrollers to rapidly meet customers’ new requirements or evolving network standards by modifying a function via software instruction. TranSwitch implements global communications standards in its VLSI solutions and is committed to providing high-quality products and services. TranSwitch, Shelton, CT, is an ISO 9001:2008 registered company. For more information, visit www.transwitch.com.

Forward-looking statements in this release, including statements regarding management's expectations for future financial results and the markets for TranSwitch's products, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements regarding TranSwitch, its operations and its financial results, involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, including without limitation the risks associated with acquiring new businesses; the risk of downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks in product development and market acceptance of and demand for TranSwitch's products and products developed by TranSwitch's customers; risks relating to TranSwitch's indebtedness; risks of failing to attract and retain key managerial and technical personnel; risks associated with foreign sales and high customer concentration; risks associated with competition and competitive pricing pressures; risks associated with investing in new businesses; risks of dependence on third-party VLSI fabrication facilities; risks related to intellectual property rights and litigation; risks in technology development and commercialization; and other risks detailed in TranSwitch's filings with the Securities and Exchange Commission.

TranSwitch expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in expectations or any change in events, conditions or circumstances on which any such statement is based.

TranSwitch is a registered trademark of TranSwitch Corporation.

For more information contact:

Robert A. Bosi
Chief Financial Officer
Phone: 203.929.8810 ext. 2465